AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION ON APRIL 6, 2000
                                               REGISTRATION NO. 333-____________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                    STORM HIGH PERFORMANCE SOUND CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



            FLORIDA                                           52-2048394
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)





                              8756 - 122nd Avenue NE
                                Kirkland, WA 98033
          (Address of Principal Executive Offices, Including Zip Code)

                              Consulting Agreement
                            (Full Title of the Plan)
                              ____________________

                               Patrick F. Charles
                                   President
                              8756 - 122nd Avenue NE
                                Kirkland, WA 98033
           (Name, Address, and Telephone Number of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

Title of Securities  Amount to be  Proposed Maximum            Proposed Maximum           Amount of
to be Registered     Registered    Offering Price per Share    Aggregate Offering Price   Registration Fee


Common Stock,
par value $0.0001     2,000,000     $ 0.125 (1)                $ 250,000                    $ 66.00


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing market price on April 5, 2000.


                                EXPLANATORY NOTE

Storm High Performance Sound Corporation ("Storm") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, par value $0.0001 per share, issued to certain selling shareholders. Under cover of this Form S-8 is a Reoffer Prospectus Storm prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 2,000,000 shares of common stock acquired by the selling shareholders.

                                     PART I

INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

Storm  will  send  or give the documents containing the information specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). Storm does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                               REOFFER PROSPECTUS

                    STORM HIGH PERFORMANCE SOUND CORPORATION
                            8756 B 122ND AVENUE N.E.
                               KIRKLAND, WA 98033
                                 (480) 949-9747

                         2,000,000 SHARES OF COMMON STOCK


The  shares  of  common  stock,  $0.0001 par  value  per  share,  of  Storm High
Performance Sound Corporation ("Storm"or the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to a Consulting Agreement for consulting services that the Selling Shareholders provided to Storm.

The sales may occur in transactions on the over-the-counter market maintained by Nasdaq at prevailing market prices or in negotiated transactions. Storm will not receive proceeds from any of the sale the Shares. Storm is paying for the expenses incurred in registering the Shares except with respect to the legal fees incurred in connection therewith, which have been completed by counsel to the Consultants.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

Storm's common stock is currently traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "SHPE.

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 7

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ________________________

                                  April 6, 2000

                                TABLE OF CONTENTS


Where  You  Can  Find  More  Information                            2
Incorporated  Documents                                             2
The  Company                                                        3
Risk  Factors                                                       7
Use  of  Proceeds                                                   8
Selling  Shareholders                                               9
Plan  of  Distribution                                              9
Legal  Matters                                                     10
Experts                                                            10
                            ________________________

You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

WHERE  YOU  CAN  FIND  MORE  INFORMATION

Storm is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please  call  the  SEC  at  1-800-SEC-0330 for further information on the Public
Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

INCORPORATED  DOCUMENTS

The SEC allows Storm to "incorporate by reference" information into this Reoffer Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

Storm's Report on Form 8-K, dated April 3, 2000 is incorporated herein by reference. The Form 10-SB of The Hi Liner Group, Inc. (the Company's predecessor), filed with the Commission on January 19, 2000 is incorporated herein by reference. In addition, all documents filed or subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, before the termination of this offering, are incorporated by reference.

The Company will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to the Chief Executive Officer at Storm's executive offices, located at 8756 - 122nd Avenue N.E., Kirkland, WA 98033. Storm's telephone number is (425) 827-7817.


                                THE  COMPANY

BUSINESS

Organization  and  General  History

The Storm High Sound Performance Corporation, ("Storm") was organized and incorporated under the laws of the State of Florida on June 12, 1997. Storm was initially established to engage in the manufacture, marketing and distribution of "high end" car stereo systems. However, due to certain technical and market difficulties, the business of Storm did not develop as expected. As a result, Storm ceased its operations in 1999 and began a search for new business opportunities.

On January 28, 2000, Storm entered into a Stock Purchase Agreement, ("Agreement") with North Coast Productions, Inc., whereby, effective March 31, 2000, North Coast became the owner of 7,115,593 shares, of the 8,521,599 shares of Storm common stock issued and outstanding at the time of the transaction. Subsequent to the issuance of 3,500,000 shares pursuant to the Stock Exchange
Agreement and the Consulting Agreement (as previously discussed), North Coast owns 54% of the total shares issued in Storm and as of the date of this filing is Storm's parent company.
North Coast paid $300,000 for the Storm shares in the form of a cash infusion into Storm. The proceeds were used to pay all of the then existing obligations of Storm. All of the assets of Storm, prior to the effective date of the Agreement were distributed to the former controlling shareholders of Storm as consideration for 7,030,377 shares tendered to Storm by such shareholders, which shares were retired and cancelled.

The Agreement calls for North Coast to be merged into Storm under provisions of Florida Statutes, Annotated.

The consummation of the merger including the filing of the Articles of Merger with the Secretary of State of the State of Florida is subject to approval of shareholders. The shareholder action is pending at the present time; however the holders of over 80% of the shares eligible to vote have firmly endorsed the Agreement and intend to vote in favor of the merger.

The  future operations of Storm as contemplated by the Agreement will be that of
North  Coast.   The  following  summarizes  the  organizational history of North
Coast  Productions,  Inc.:

North Coast was formed as a privately owned company and incorporated in the State of Washington on December 29, 1999. The North Coast business plan adopted in December of 1999 is to produce and distribute films for the entertainment industry.

Business  Activity

In December 1999, North Coast adopted a business plan to actively pursue production and distribution of film properties and the purchase of scripts that management had become aware of. It is the overall business goal of North Coast to become a full service film production and distribution company whose productions may be completed and brought to market within a budget of $5 million and under per project.

Distribution channels such as video, cable and foreign venues that are available to the company should provide the company with receptive markets for its film productions. North Coast's major upside potential will be realized when one of its productions is accepted for wide spread USA theater distribution. North Coast is targeting films that do not require USA theatrical showings to return a profit to the company.

The company will be active in feature length movie productions, selected short subject production as well as producing projects and series for Television.

PLAN  OF  OPERATIONS

The company's current plan is to concentrate its business development efforts on opportunities available in the film production business, including made for TV projects.

The company plans to hire a team of industry professionals. Contact has been made with several industry experienced individuals who have expressed an interest in joining North Coast. Day to day operations, the selection of projects and the marketing of the company's productions and services will be by industry professionals.

The company's plan is to become operational during the second quarter of 2000. The development of two motion picture projects will receive the bulk of the company's management time and financial resources, if and when the financial resources become available.

North Coast is in the process of establishing itself as producer and distributor of filmed entertainment products. Foreign or World Wide distribution of USA produced entertainment projects is one of the fastest growing segments of the industry. It is the intention of North Coast to exploit that market as the foundation of the company's future.

The company's major marketing strategy is based on selling "within budget" productions to the marketplace at competitive prices. This includes video and cable distribution outlets in addition to the foreign markets. The growing availability for viewers in countries outside the USA to receive USA cable network productions from HBO, Show Time and others, has increased demand for the type of programming that North Coast is planning to produce.

North Coast will establish distribution outlets, through strategic alliances, through out its market place. A strong company representative network, coupled with well-chosen, competently produced projects will provide a basis for success.

Under its marketing plan the company is also developing relationships with writers and independent producers to assure that North Coast has a constant flow of projects under review. Included in this stream of projects are feature length films, made for TV films, mini series for TV and TV feature series. While each has a different market place, they all, as in any business, want the most for the least cost. The company has as one of its missions, the cost efficient production of its projects. Cost efficiency will become a hallmark of North Coast and will be the source of the company's internal growth.

The company plans to formulate an aggressive joint venture acquisition plan for stimulating growth. As in most industries, the consolidation movement is growing. North Coast management believes that growth by strategic acquisition is necessary for the company to reach the company's full potential. Management has significant M&A experience.

To date North Coast's current business activities have consisted primarily of developing a business plan, assembling a management team, and pursuing film production opportunities and financing. Options to purchase Magellan Entertainment of Malibu, CA and Nickel Palace, Inc. of Hollywood, CA have been signed. Definitive Agreements are under negotiation.

Magellan Entertainment owns the rights to Tuesday's Letters, a movie script that is scheduled for production this summer. The budget for this project is $4.5 million. A division of Magellan, that will become the distribution arm of North Coast is currently selling Tuesday's Letters into the foreign market place.

Magellan's management team brings 20 plus years of industry experience to North Coast. Their experience includes acting, distribution and most importantly, producing. They have first hand knowledge of industry cost controls which will assist North Coast in reaching its goal of being cost efficient.

Nickel Palace owns the rights to Rennie's Landing, a movie script that is scheduled for filming in June of this year. The budget for this project is $980,000. The director and producers of this film are currently working on bigger budget films for major studios. They are experienced, bright and have the vision necessary to recognize what the viewing public, the 18 B 34 year old wants to see. The addition of the Nickel executives to the North Coast management team brings the X & Y generation vision to the company.

The company had no financial activity during the reporting period from inception, December, 1999 through December 31, 1999.

DESCRIPTION  OF  PROPERTY

North Coast does not own any real property. The company's executive offices are located in Kirkland, WA in 1300 square feet of office space provided to it under a month to month administrative support services agreement with Coast Northwest Inc., a company controlled by Patrick F. Charles and Terrence K. Picken, Officers and Directors of North Coast. Administrative support services provided under a verbal Agreement include use of office space, office equipment, clerical services, data processing, local and long distance telephone service and other miscellaneous administrative services for which the company is charged $5,000 per month. The company believes the office space will be adequate for the foreseeable future.


DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

This  table  describes  the  Company's current Directors and Executive Officers.

NAME          AGE               TITLE
--------------------------------------------------------------------------------
Patrick  F.  Charles             58          President,  Chief Executive Officer
                                              Director

Terrence  K.  Picken             61          Executive  Vice  President,
                                              Chief  Operating  Officer
                                               Director

Patrick F. Charles is President and CEO and Chairman of the Board of Directors of Storm effective March 31, 2000, the closing date of the Stock Purchase
Agreement  between  Storm  and North Coast.   Mr. Charles has been North Coast's
Chief Executive Officer and Chairman of the Board of Directors since the company's inception. Mr. Charles is President and Chairman and CEO of Saratoga International Holdings, Corp., a publicly traded company listed on the OTC bulletin Board. Mr. Charles is also a founder, President and Chief Executive Officer of Coast Northwest, Inc. a privately owned Washington Corporation, since its inception in 1981. Coast Northwest provides financial and management services to various clients. Mr. Charles has also served as national Director of Legislative consulting services for the International accounting services firm of PricewaterhouseCoopers. Mr. Charles is on the Board of Directors of Absolute Future Tech.com, a publicly traded company providing high tech services related to the Internet. Mr. Charles holds a Bachelor's Degree in Marketing from Seattle University and an MBA from the University of Arizona.

Terrence K. Picken is Executive Vice President and Director of Storm effective March 31, 2000 the closing date of the Stock Purchase Agreement between Storm and North Coast. Mr. Picken is Executive Vice President and Director of Saratoga International Holdings Corp., ("SHCC") a publicly traded company listed on the OTC Bulletin Board. Mr. Picken has served North Coast as its Executive Vice President and Director since its inception. Mr. Picken has served as Executive Vice President and Director of Coast Northwest, Inc. since 1992. Coast Northwest is a privately owned company which provides business management and consulting services to various clients. Mr. Picken was a general practice partner with PricewaterhouseCoopers an international CPA firm. Mr. Picken has over 20 years of international accounting experience and was licensed as CPA in Washington and California as well as a Chartered Accountant in Canada. He graduated with a Chartered Accountant Degree from the University of Manitoba, Canada.

RISK  FACTORS

     RISK OF PROPOSED NEW BUSINESS, LACK OF ASSETS OR REVENUES. Storm was originally incorporated to develop and market automotive audio equipment. However, due to certain technical and market difficulties, Storm's business did not develop as expected. As a result, we decided to cease operations in 1999 and begin a search for new business opportunities. As previously discussed, North Coast recently acquired a majority of our common stock and it is the intention of both Storm and North Coast to merge into one company. As a result, Storm will adopt the proposed business plan of North Coast and seek to develop low cost B low budget films. However, we have very little experience with the production of such films and there is a risk that we will not be able to implement our new strategy or if our films will be commercially successful. Additionally, we currently have no assets and no revenue and do not expect to generate any revenue until subsequent to our proposed merger with North Coast, and our subsequent production of motion movies and made for TV films as currently planned.

NEED FOR ADDITIONAL FINANCING. We have very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

     YOUR INVESTMENT MAY NOT INCREASE IN VALUE UNLESS WE ARE ABLE TO BECOME PROFITABLE. We have incurred losses in our business operation since inception. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

     OUR BUSINESS PLAN REQUIRES ADDITIONAL PERSONNEL AND MAY BE NEGATIVELY AFFECTED IF WE ARE UNABLE TO HIRE AND RETAIN NEW SKILLED PERSONNEL. Qualified personnel are in great demand throughout our industry. Our success depends in large part upon our ability to attract, train, motivate and retain highly skilled sales and marketing personnel and other senior personnel. Our failure to attract and retain the highly trained technical personnel that are integral to our direct sales, product development, service and support teams may limit the rate at which we can generate sales and develop new products and services or product and service enhancements. This could hurt our business, operating results and financial condition.

     REGULATION OF PENNY STOCKS. Our securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of shareholders to sell their securities.

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the Securities Exchange Act of 1934, as amended. Because our securities may constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of our securities to sell our securities.

     Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

     LIMITED PUBLIC MARKET EXISTS. There is a limited public market for our common stock, and no assurance can be given that a market will continue or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. The market price for our stock may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of our securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Management believes that this Report on Form 8-K contains forward-looking statements, including statements regarding, among other items, our future plans and growth strategies and anticipated trends in the industry in which we operate. These forward-looking statements are based largely on our control. Actual results could differ materially from these forward-looking statements as a result of factors we describe herein, including, among others, regulatory or economic influences.

     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Management believes that this Prospectus on Form S-8 contains forward-looking statements, including statements regarding, among other items, our future plans and growth strategies and anticipated trends in the industry in which we operate. These forward-looking statements are based largely on our control. Actual results could differ materially from these forward-looking statements as a result of factors we describe herein, including, among others, regulatory or economic influences.

     USE  OF  PROCEEDS

Storm will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The Shares of the Company to which this Reoffer Prospectus relates are being registered for reoffers and resales by the Selling Shareholders, who acquired the Shares pursuant to a compensatory benefit plan with Storm for consulting services they provided to Storm. The Selling Shareholders may resell all, a portion or none of such Shares from time to time.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of March 31, 2000, the number of Shares owned, the number of Shares registered by this Reoffer Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.


                       NUMBER OF    NUMBER OF       % OF SHARES
                       SHARES       SHARES         NUMBER OF     OWNED BY
SELLING                OWNED        REGISTERED BY  SHARES OWNED  SHAREHOLDER
SHAREHOLDERS           BEFORE SALE  PROSPECTUS     AFTER SALE    AFTER SALE
---------------------  -----------  -------------  ------------  ------------

M. Richard Cutler (1)    1,661,250        930,000       731,250         6.08%
---------------------  -----------  -------------  ------------  ------------

Brian A. Lebrecht          525,000        300,000       225,000         1.87%
---------------------  -----------  -------------  ------------  ------------

Vi Bui                     393,750        225,000       168,750         1.40%
---------------------  -----------  -------------  ------------  ------------

Asher Starik               875,000        500,000       375,000         3.12%
---------------------  -----------  -------------  ------------  ------------

Stephanie Crumpler          45,000         45,000             0         0.00%
---------------------  -----------  -------------  ------------  ------------

(1) Of such shares, 731,250 are held by MRC Legal Services LLC. M. Richard Cutler may be deemed to be the beneficial owner of MRC Legal Services LLC.


                              PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Reoffer Prospectus in one or more transactions on the Over-the-Counter Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

In addition to any Shares sold hereunder, the Selling Shareholders may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

There is no assurance that the Selling Shareholders will sell all or any portion of the Shares offered.

The Company will pay all expenses in connection with this offering other than the legal fees incurred in connection with the preparation of this registration statement and will not receive any proceeds from sales of any Shares by the Selling Shareholders.


                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by the Cutler Law Group, Newport Beach, California.


                                     EXPERTS

The balance sheets as of December 31, 1998 and 1999 and the statements of operations, shareholders' equity and cash flows for the periods then ended have been incorporated by reference in this Registration Statement in reliance on the report of Stokes & Company, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART  II

            INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT



ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

(i) Registrant's Form 8-K for an event on March 31, 2000, filed with the Commission on April 3, 2000.

(ii) Registrant's Form 10-SB (in the name of The Hi Liner Group, Inc., the Company's reporting predecessor), filed with the Commission on January 19, 2000.

(iii) All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by the Cutler Law Group, counsel to the Company. Mr. M. Richard Cutler, principal of the Cutler Law Group is the beneficial owner of 1,661,250 shares of Common Stock of the Company. 930,000 shares of the foregoing are being registered for sale herein. Other employees of the Cutler Law Group hold an additional 963,7500 shares of the Common Stock of the Company. 570,000 shares of the foregoing are being registered for sale herein.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Corporation Laws of the State of Florida and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     The Shares were issued for advisory and legal services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM  8.        EXHIBITS

Exhibit  No.    Description

*3.1            Articles  of  Incorporation
*3.2            Bylaws
5               Opinion  of  Cutler  Law  Group  with respect to legality of the securities  of  the  Registrant  begin  registered
*10.1           Consulting  Agreement  dated  March  31,  2000.
23.1            Consent  of  Stokes  &  Company,  P.C.,  Certified  Public
                 Accountants
23.3            Consent of Cutler Law Group (contained in opinion to be filed as  Exhibit  5)
_______________________
*Incorporated  by  reference  to  the  Company's  Form  8-K filed April 3, 2000.

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 5, 2000.


     Storm  High  Performance  Sound  Corporation

     /s/  Patrick  F.  Charles

     By:  Patrick  F.  Charles
          President  &  CEO

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/  Patrick  F.  Charles                    President,  Chief  Executive
                                             Officer  and Director
______________________


/s/  Terrence  K.  Picken                    Executive  Vice  President,  Chief
                                             Operating Officer, and Director
______________________